Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216
Wednesday, January 14, 2015
WELLS FARGO REPORTS RECORD FULL YEAR NET INCOME
2014 Net Income of $23.1 Billion, Up 5% from 2013; Diluted EPS of $4.10
Q4 Net Income of $5.7 Billion, Up 2% YoY; Diluted EPS of $1.02

Continued strong financial results:

◦	Full year 2014:

▪	Net income of $23.1 billion, up 5 percent from 2013

▪	Diluted earnings per share (EPS) of $4.10, up 5 percent

▪	Revenue of $84.3 billion, up 1 percent

▪	Pre-tax pre-provision profit (PTPP)[1] of $35.3 billion, up 1 percent

▪	Return on assets (ROA) of 1.45 percent and return on equity (ROE) of 13.41 percent

▪	Returned $12.5 billion to shareholders through dividends and net share repurchases, up from $7.2 billion in 2013

◦	Fourth quarter 2014:

▪	Net income of $5.7 billion, up 2 percent from fourth quarter 2013

▪	Diluted EPS of $1.02, up 2 percent

▪	Revenue of $21.4 billion, up 4 percent

▪	PTPP[1] of $8.8 billion, up 3 percent

▪	ROA of 1.36 percent and ROE of 12.84 percent

▪	Strong loan and deposit growth:

◦	Total average loans of $849.4 billion, up $36.1 billion, or 4 percent, from fourth quarter 2013

▪	Quarter-end loans of $862.6 billion, up $40.3 billion, or 5 percent

▪	Quarter-end core loans of $801.8 billion, up $60.3 billion, or 8 percent[2]

◦	Total average deposits of $1.1 trillion, up $89.4 billion, or 8 percent

▪	Continued strength in credit quality:

◦	Net charge-offs of $735 million, down $228 million from fourth quarter 2013

▪	Net charge-off rate of 0.34 percent (annualized), down from 0.47 percent

◦	Nonaccrual loans down $2.8 billion, or 18 percent

◦	$250 million reserve release[3]

Endnotes can be found on page 12

▪Maintained strong capital levels4 and increased share repurchases:

◦	Common Equity Tier 1 ratio under Basel III (Advanced Approach, fully phased-in) of 10.44 percent

◦	Period-end common shares outstanding down 44.7 million from third quarter 2014

Selected Financial Information

		Quarter ended		Year ended Dec. 31,
	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013	2014	2013
Earnings
Diluted earnings per common share	$1.02	1.02	1.00	4.10	3.89
Wells Fargo net income (in billions)	5.71	5.73	5.61	23.06	21.88
Return on assets (ROA)	1.36%	1.40	1.48	1.45	1.51
Return on equity (ROE)	12.84	13.10	13.81	13.41	13.87
Asset Quality
Net charge-offs (annualized) as a % of avg. total loans	0.34%	0.32	0.47	0.35	0.56
Allowance for credit losses as a % of total loans	1.53	1.61	1.82	1.53	1.82
Allowance for credit losses as a % of annualized net charge-offs	452	509	392	447	332
Other
Revenue (in billions)	$21.4	21.2	20.7	84.3	83.8
Efficiency ratio	59.0%	57.7	58.5	58.1	58.3
Average loans (in billions)	$849.4	833.2	813.3	834.4	802.7
Average core deposits (in billions)	1,036.0	1,012.2	965.8	1,003.6	942.1
Net interest margin	3.04%	3.06	3.27	3.11	3.40

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $4.10 for 2014, up 5 percent from $3.89 in 2013. Full year net income was $23.1 billion, compared with $21.9 billion in 2013. For fourth quarter 2014, net income was $5.7 billion, or $1.02 per share, compared with $5.6 billion, or $1.00 per share, for fourth quarter 2013.

"Wells Fargo had another strong year in 2014, with continued strength in the fundamental drivers of long-term performance: growing customers, loans, deposits and capital," said Chairman and CEO John Stumpf. "As a result of this performance, we were able to return more capital to our shareholders during the year. Our success is the result of our 265,000 team members remaining focused on meeting the financial needs of our customers in the communities we serve. As the U.S. economy continues to build momentum, I'm optimistic that our diversified business model will continue to benefit all of our stakeholders in 2015.”

Chief Financial Officer John Shrewsberry said, “Our performance in the fourth quarter was a great example of the benefit of our diversified business model and reflected a continuation of the solid results we generated all year. Compared with the prior quarter, we increased deposits and grew commercial and consumer loans while maintaining our risk and pricing discipline. Revenue increased as net interest income benefited from loan growth and the prudent deployment of our liquidity. Fee income remained strong and diversified. Credit quality continued to improve. We also maintained strong capital and liquidity, and returned more capital to shareholders in the quarter."

Revenue
Revenue was $21.4 billion in the fourth quarter, up from $21.2 billion in third quarter 2014, driven by an increase in net interest income. Revenue sources remained balanced between spread and fee income and the sources of fee income were broad-based.

Net Interest Income
Net interest income in fourth quarter 2014 increased $239 million on a linked-quarter basis to $11.2 billion. The increase resulted primarily from loan growth, an increase in investment securities, higher trading assets and slightly higher income from variable sources, including purchased credit-impaired (PCI) loan resolutions and periodic dividends. This was partially offset by lower income from a reduction in loans held-for-sale and mortgages held-for-sale.

Net interest margin was 3.04 percent, down 2 basis points from third quarter 2014, predominantly due to an increase in the average balance of cash and short-term investments driven by strong customer deposit growth and higher average balances in liquidity-related funding. While the growth in these two categories had minimal impact to net interest income, the increased deposit balances diluted net interest margin by approximately 4 basis points and the liquidity actions diluted the margin by 2 basis points. The net impact of all other balance sheet growth and repricing resulted in 3 basis points of benefit linked quarter due to a larger loan and investment portfolio. Higher interest income from variable sources benefited net interest margin by 1 basis point.

Noninterest Income
Noninterest income in the fourth quarter was $10.3 billion. On a linked-quarter basis, noninterest income was stable as increases in trust and investment fees, card fees, and other income, which included a $217 million gain related to the sale of an $8.3 billion portfolio of government guaranteed student loans, were offset by lower deposit service charges, mortgage banking fees, and market sensitive revenue5, primarily equity gains.

Trust and investment fees were $3.7 billion, up $151 million from third quarter on higher investment banking revenue, including higher loan syndication fees, high-yield debt origination fees and equity underwriting.

Mortgage banking noninterest income was $1.5 billion, down $118 million from third quarter, primarily driven by a decrease in mortgage originations in the fourth quarter. Residential mortgage originations were $44 billion in the fourth quarter, down $4 billion linked quarter, due to the seasonal slowdown in the purchase market. The gain on sale margin was 1.80 percent, compared with 1.82 percent in third quarter.

Noninterest Expense
Noninterest expense of $12.6 billion increased $399 million from third quarter 2014. This increase reflected higher personnel costs, including expenses related to fourth quarter revenue, continued investment in our risk infrastructure and some typically elevated fourth quarter costs. Compared with third quarter, deferred compensation expense was $128 million higher (offset in revenue) due to changes in market levels. Additionally, revenue-driven incentive compensation increased $77 million from the prior quarter. Fourth quarter expenses included typically higher outside professional services, which increased $116 million, equipment (up $124 million) and advertising and promotion (up $42 million). Operating losses were $108 million lower in fourth quarter, driven by lower litigation accruals in the quarter. The efficiency ratio for full year 2014 was 58.1 percent, and the Company expects to operate within its targeted efficiency ratio range of 55 to 59 percent for full year 2015.

Income Taxes
Our effective tax rate was 30.6 percent for fourth quarter 2014, compared with 31.6 percent for third quarter 2014. The lower effective tax rate in fourth quarter 2014 was due primarily to the passage of federal tax legislation renewing certain tax benefits and from the resolution of prior period matters with federal and state taxing authorities.

Loans
Total loans were $862.6 billion at December 31, 2014, up $23.7 billion from September 30, 2014, reflecting broad-based growth in our portfolios. Core loan growth was $26.0 billion, and our non-strategic/liquidating portfolios declined $2.3 billion in the quarter. Loan growth included the acquisition of the Dillard's credit card portfolio as well as $6.5 billion from the financing related to the sale of government guaranteed student loans.

	December 31, 2014			September 30, 2014
(in millions)	Core	Non-strategic and liquidating (a)	Total	Core	Non-strategic and liquidating	Total
Commercial	$413,701	1,125	414,826	394,894	1,465	396,359
Consumer	388,062	59,663	447,725	380,897	61,627	442,524
Total loans	$801,763	60,788	862,551	775,791	63,092	838,883
Change from prior quarter:	$25,972	(2,304)	23,668	12,193	(2,252)	9,941

(a)
See table on page 35 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Investment Securities
Investment securities were $312.9 billion at December 31, 2014, up $23.9 billion from third quarter. Purchases of approximately $35 billion, primarily U.S. Treasury and federal agency securities, were partially offset by run-off and maturities.

The Company had net unrealized available-for-sale securities gains of $7.8 billion at December 31, 2014, up from $6.6 billion at September 30, 2014, primarily driven by marketable equity securities.

Deposits
Average total deposits for fourth quarter 2014 were $1.1 trillion, up 8 percent from a year ago and up 8 percent (annualized) from third quarter 2014, driven by both commercial and consumer growth. The average deposit cost for fourth quarter 2014 was 9 basis points, an improvement of 1 basis point from the prior quarter and 2 basis points from a year ago. Average core deposits were $1.0 trillion, up 7 percent from a year ago and up 9 percent (annualized) from third quarter 2014. Average mortgage escrow deposits were $29.2 billion, compared with $28.2 billion a year ago and $30.7 billion in third quarter 2014.

Capital
Capital levels continued to be strong in the fourth quarter, with Common Equity Tier 1 of $137.2 billion under Basel III (General Approach), or 11.04 percent of risk-weighted assets. The Common Equity Tier 1 ratio under Basel III (Advanced Approach, fully phased-in) was 10.44 percent4. In fourth quarter 2014, the Company purchased 61.6 million shares of its common stock and entered into a $750 million forward repurchase transaction for an additional estimated 14.3 million shares which is expected to settle in first quarter 2015. The Company also paid a quarterly common stock dividend of $0.35 per share, up from $0.30 per share a year ago.

	Dec 31, 2014 (a)	Sep 30, 2014	Dec 31, 2013
Common Equity Tier 1 (b)	11.04%	11.11	10.82
Tier 1 capital	12.45	12.55	12.33
Tier 1 leverage	9.45	9.64	9.60

(a)	December 31, 2014, ratios are preliminary.

(b)	See tables on page 38 for more information on Common Equity Tier 1.

Credit Quality
“Credit losses were 0.35 percent of average loans in 2014 and remained near historic lows. In the fourth quarter, loan losses remained low, nonperforming assets decreased, and delinquency rates were stable compared with the prior quarter, and we continued to grow the portfolio with high quality loans,” said Chief Risk Officer Mike Loughlin. “Credit losses were $735 million in fourth quarter 2014, compared with $963 million in fourth quarter 2013, a 24 percent improvement. The quarterly loss rate (annualized) was 0.34 percent with commercial losses of 0.03 percent and consumer losses of 0.63 percent. Nonperforming assets declined by $739 million, or 18 percent (annualized), from the prior quarter. We released $250 million from the allowance for credit losses in the fourth quarter, reflecting continued credit quality improvement. Future allowance levels may increase or decrease based on a variety of factors, including loan growth, portfolio performance and general economic conditions."

Net Loan Charge-offs
Net loan charge-offs were $735 million in fourth quarter 2014, or 0.34 percent (annualized) of average loans, compared with $668 million in third quarter 2014, or 0.32 percent (annualized) of average loans.
Net Loan Charge-Offs

	Quarter ended
	December 31, 2014		September 30, 2014		June 30, 2014
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$82	0.12%	$67	0.11%	$60	0.10%
Real estate mortgage	(25)	(0.09)	(37)	(0.13)	(10)	(0.04)
Real estate construction	(26)	(0.56)	(58)	(1.27)	(20)	(0.47)
Lease financing	1	0.05	4	0.10	1	0.05
Total commercial	32	0.03	(24)	(0.02)	31	0.03
Consumer:
Real estate 1-4 family first mortgage	88	0.13	114	0.17	137	0.21
Real estate 1-4 family junior lien mortgage	134	0.88	140	0.90	160	1.02
Credit card	221	2.97	201	2.87	211	3.20
Automobile	132	0.94	112	0.81	46	0.35
Other revolving credit and installment	128	1.45	125	1.46	132	1.22
Total consumer	703	0.63	692	0.62	686	0.62
Total	$735	0.34%	$668	0.32%	$717	0.35%

(a)
Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 32 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets decreased by $739 million from third quarter to $15.5 billion. Nonaccrual loans decreased $517 million to $12.8 billion. Foreclosed assets were $2.6 billion, down from $2.8 billion in third quarter 2014 on lower government insured/guaranteed and commercial balances.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	December 31, 2014		September 30, 2014		June 30, 2014
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$538	0.20%	$614	0.24%	$724	0.29%
Real estate mortgage	1,490	1.33	1,636	1.46	1,805	1.59
Real estate construction	187	1.00	217	1.20	239	1.38
Lease financing	24	0.20	27	0.22	29	0.24
Total commercial	2,239	0.54	2,494	0.63	2,797	0.71
Consumer:
Real estate 1-4 family first mortgage	8,583	3.23	8,785	3.34	9,026	3.47
Real estate 1-4 family junior lien mortgage	1,848	3.09	1,903	3.13	1,965	3.14
Automobile	137	0.25	143	0.26	150	0.28
Other revolving credit and installment	41	0.11	40	0.11	34	0.10
Total consumer	10,609	2.37	10,871	2.46	11,175	2.55
Total nonaccrual loans	12,848	1.49	13,365	1.59	13,972	1.69
Foreclosed assets:
Government insured/guaranteed (a)	982		1,140		1,257
Non-government insured/guaranteed	1,627		1,691		1,748
Total foreclosed assets	2,609		2,831		3,005
Total nonperforming assets	$15,457	1.79%	$16,196	1.93%	$16,977	2.05%
Change from prior quarter:
Total nonaccrual loans	$(517)		$(607)		$(1,095)
Total nonperforming assets	(739)		(781)		(678)

(a)
During fourth quarter 2014, we adopted Accounting Standards Update (ASU) 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure, effective as of January 1, 2014. This ASU requires that government guaranteed real estate mortgage loans that meet specific criteria be recognized as other receivables upon foreclosure; previously, these assets were included in foreclosed assets. Government guaranteed residential real estate mortgage loans that completed foreclosure during 2014 and met the criteria specified by ASU 2014-14 are excluded from this table and included in Accounts Receivable in Other Assets.

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $920 million at December 31, 2014, compared with $946 million at September 30, 2014. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $16.9 billion at December 31, 2014, down from $17.3 billion at September 30, 2014.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $13.2 billion at December 31, 2014, down from $13.5 billion at September 30, 2014. The allowance coverage to total loans was 1.53 percent, compared with 1.61 percent in third quarter 2014. The allowance covered 4.5 times annualized fourth quarter net charge-offs, compared with 5.1 times in the prior quarter. The allowance coverage to nonaccrual loans was 103 percent at December 31, 2014, compared with 101 percent at September 30, 2014. “We believe the allowance was appropriate for losses inherent in the loan portfolio at December 31, 2014,” said Loughlin.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
Community Banking	$3,435	3,470	3,222
Wholesale Banking	1,970	1,920	2,111
Wealth, Brokerage and Retirement	514	550	491

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
Total revenue	$12,835	12,828	12,254
Provision for credit losses	518	465	490
Noninterest expense	7,281	7,051	7,073
Segment net income	3,435	3,470	3,222
(in billions)
Average loans	503.8	498.6	502.5
Average assets	974.9	950.2	883.6
Average core deposits	655.6	646.9	620.2

Community Banking reported net income of $3.4 billion, down $35 million, or 1 percent, from third quarter 2014. Revenue of $12.8 billion was up slightly as higher net interest income, credit card fees, gains on deferred compensation plan investments (offset in employee benefits expense), and a gain on sale of government guaranteed student loans were largely offset by lower market sensitive revenue, mainly lower gains on sale of debt securities and equity investments. Noninterest expense increased $230 million, or 3 percent, from the prior quarter due to higher equipment expense, project spending, and deferred compensation plan expense (offset in trading revenue), partially offset by lower operating losses. The provision for credit losses increased $53 million from the prior quarter.

Net income was up $213 million, or 7 percent, from fourth quarter 2013. Revenue increased $581 million, or 5 percent, from a year ago primarily due to higher net interest income, trust and investment fees, revenue from debit and credit card volumes, gains on sale of debt securities, and a gain on sale of government guaranteed student loans, partially offset by lower gains on equity investments. Noninterest expense increased $208 million, or 3 percent, from a year ago driven by higher personnel expenses and operating losses, partially offset by lower FDIC expense. The provision for credit losses increased $28 million from a year ago as the $232 million improvement in net charge-offs was more than offset by a lower reserve release.

Regional Banking

•	Retail banking

◦	Primary consumer checking customers[6] up 5.2 percent year-over-year[7]

◦	Retail Bank household cross-sell ratio of 6.17 products per household, up from 6.16 year-over-year[7]

•	Small Business/Business Banking

◦	Primary business checking customers[6] up 5.4 percent year-over-year[7]

◦	Combined Business Direct credit card, lines of credit and loan product solutions (primarily under $100,000 sold through our retail banking stores) in 2014 were up 22 percent from 2013

◦	$18 billion in new loan commitments to small business customers (primarily with annual revenues less than $20 million) in 2014

◦	For sixth consecutive year, Wells Fargo was nation's #1 SBA 7(a) small business lender in dollars[8]

•	Online and Mobile Banking

◦	24.8 million active online customers, up 8 percent year-over-year[7]

◦	14.1 million active mobile customers, up 19 percent year-over-year[7]

◦	Wells Fargo named "Best App" in Money magazine's "Best Banks in America" annual list (October 2014)
Consumer Lending Group

•	Home Lending

◦	Originations of $44 billion, down from $48 billion in prior quarter

◦	Applications of $66 billion, up from $64 billion in prior quarter

◦	Application pipeline of $26 billion at quarter end, up from $25 billion at September 30, 2014

◦	Residential mortgage servicing portfolio of $1.8 trillion; ratio of MSRs to related loans serviced for others was 75 basis points, compared with 82 basis points in prior quarter

◦	Average note rate on the servicing portfolio was 4.45 percent, compared with 4.47 percent in prior quarter

•	Consumer Credit

◦	Credit card penetration in retail banking households rose to 41.5 percent[7], up from 37.0 percent in prior year

◦	Auto originations of $6.7 billion in fourth quarter, down 1 percent from prior year

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products and business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, Asset Backed Finance, and Asset Management.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
Total revenue	$6,054	5,902	5,972
Reversal of provision for credit losses	(39)	(85)	(125)
Noninterest expense	3,307	3,250	3,020
Segment net income	1,970	1,920	2,111
(in billions)
Average loans	326.8	316.5	294.6
Average assets	573.3	553.0	509.0
Average core deposits	292.4	278.4	258.5

Wholesale Banking reported net income of $2.0 billion, up $50 million, or 3 percent, from third quarter 2014. Revenue of $6.1 billion increased $152 million, or 3 percent, from prior quarter. Net interest income increased $97 million, or 3 percent, due to higher loan and other earning asset balances. Noninterest income increased $55 million, or 2 percent, driven by growth in investment banking fees, loan fees and commercial real estate brokerage fees. Noninterest expense increased $57 million, or 2 percent, linked quarter as seasonally higher project spending as well as higher personnel costs were partially offset by seasonally lower insurance commissions. The provision for credit losses increased $46 million from prior quarter due to a reduced level of net recoveries and lower reserve release.

Net income was down $141 million, or 7 percent, from fourth quarter 2013. Revenue increased $82 million, or 1 percent, from fourth quarter 2013 on strong loan and deposit growth, and higher investment banking, treasury management, commercial real estate brokerage and foreign exchange fees, as well as increased gains on equity investments. Noninterest expense increased $287 million, or 10 percent, from a year ago primarily due to expenses related to growth initiatives, compliance, and regulatory requirements. The provision for credit losses increased $86 million from a year ago primarily due to a $72 million lower reserve release.

•
Average loans increased 11 percent in fourth quarter 2014, compared with fourth quarter 2013, on broad-based growth, including asset-backed finance, capital finance, commercial banking, commercial real estate, corporate banking, equipment finance, government and institutional banking, and real estate capital markets

•	Cross-sell of 7.2 products per relationship, up from 7.1 in fourth quarter 2013 driven by new product sales to existing customers

•	Treasury management revenue up 11 percent from fourth quarter 2013

•
Assets under management of $496 billion, up $9 billion from fourth quarter 2013, including a $5 billion increase in fixed income assets under management reflecting increased market valuations and net inflows

•	Wells Fargo Insurance was named Best Insurance Broker in North America by Global Finance magazine (January 2015)

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s financial needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and fiduciary services. Abbot Downing, a Wells Fargo business, provides comprehensive wealth management services to ultra high net worth families and individuals as well as endowments and foundations. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses and reinsurance services for the life insurance industry.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
Total revenue	$3,647	3,553	3,438
Provision (reversal of provision) for credit losses	8	(25)	(11)
Noninterest expense	2,811	2,690	2,655
Segment net income	514	550	491
(in billions)
Average loans	54.8	52.6	48.4
Average assets	192.2	188.8	185.3
Average core deposits	157.0	153.6	153.9

Wealth, Brokerage and Retirement (WBR) reported net income of $514 million, down $36 million, or 7 percent, from third quarter 2014. Revenue of $3.6 billion increased $94 million from the prior quarter, driven largely by increased net interest income and higher gains on deferred compensation plan investments (offset in compensation expense). Noninterest expense increased $121 million, or 4 percent, from the prior quarter driven primarily by higher deferred compensation plan expense (offset in trading revenue) and higher project spend for technology platform enhancements. The provision for credit losses increased $33 million from third quarter 2014.

Net income was up $23 million, or 5 percent, from fourth quarter 2013. Revenue increased $209 million, or 6 percent, from a year ago as strong growth in asset-based fees and higher net interest income were partially offset by lower gains on deferred compensation plan investments (offset in compensation expense) and lower brokerage transaction revenue. Noninterest expense increased $156 million, or 6 percent, from a year ago primarily due to increased non-personnel expenses, primarily higher FDIC expense, as well as increased broker commissions, partially offset by lower deferred compensation plan expense (offset in trading revenue). The provision for credit losses was up $19 million from a year ago.
Retail Brokerage

•	Client assets of $1.4 trillion, up 4 percent from prior year

•	Managed account assets of $423 billion, increased $48 billion, or 13 percent, from prior year, reflecting net flows and increased market valuations

•	Strong loan growth, with average balances up 21 percent from prior year largely due to growth in non-conforming mortgages and security-based lending

Wealth Management

•	Client assets of $225 billion, up 5 percent from prior year

•	Loan growth, with average balances up 10 percent over prior year predominantly driven by growth in non-conforming mortgages
Retirement

•	IRA assets of $359 billion, up 5 percent from prior year

•	Institutional Retirement plan assets of $341 billion, up 2 percent from prior year
WBR cross-sell ratio of 10.49 products per household, up from 10.42 a year ago

Conference Call
The Company will host a live conference call on Wednesday, January 14, at 7 a.m. PST (10 a.m. EST). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). The call will also be available online at wellsfargo.com/invest_relations/earnings and at https://engage.vevent.com/rt/wells_fargo_ao~011415.

A replay of the conference call will be available beginning at 10 a.m. PST (1 p.m. EST) on January 14 through Wednesday, January 21. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #36848763. The replay will also be available online at wellsfargo.com/invest_relations/earnings and at https://engage.vevent.com/rt/wells_fargo_ao~011415.

Endnotes

1
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

2	See table on page 4 for more information on core and non-strategic/liquidating loan portfolios.

3	Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

4
See tables on page 38 for more information on Common Equity Tier 1. Common Equity Tier 1 (Advanced Approach, fully phased-in) is estimated based on final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

5	Consists of net gains from trading activities, debt securities and equity investments.

6	Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.

7	Data as of November 2014, comparisons with November 2013; November 2014 Retail Bank household cross-sell ratio includes the Dillard's credit card portfolio acquisition.

8	U.S. SBA data, federal fiscal years 2009-2014 (year-ending September).

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance releases; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, including our obligations under the settlement with the Department of Justice and other federal and state government entities, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.7 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,700 locations, 12,500 ATMs, and the internet (wellsfargo.com), and has offices in 36 countries to support customers who conduct business in the global economy. With approximately 265,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 29 on Fortune’s 2014 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.
# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Dec 31, 2014 from		Year ended
($ in millions, except per share amounts)	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013	Sep 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	% Change
For the Period
Wells Fargo net income	$5,709	5,729	5,610	—%	2	$23,057	21,878	5%
Wells Fargo net income applicable to common stock	5,382	5,408	5,369	—	—	21,821	20,889	4
Diluted earnings per common share	1.02	1.02	1.00	—	2	4.10	3.89	5
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA) (1)	1.36%	1.40	1.48	(3)	(8)	1.45	1.51	(4)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.84	13.10	13.81	(2)	(7)	13.41	13.87	(3)
Efficiency ratio (2)	59.0	57.7	58.5	2	1	58.1	58.3	—
Total revenue	$21,443	21,213	20,665	1	4	$84,347	83,780	1
Pre-tax pre-provision profit (PTPP) (3)	8,796	8,965	8,580	(2)	3	35,310	34,938	1
Dividends declared per common share	0.35	0.35	0.30	—	17	1.35	1.15	17
Average common shares outstanding	5,192.5	5,225.9	5,270.3	(1)	(1)	5,237.2	5,287.3	(1)
Diluted average common shares outstanding	5,279.2	5,310.4	5,358.6	(1)	(1)	5,324.4	5,371.2	(1)
Average loans (1)	$849,429	833,199	813,318	2	4	$834,432	802,670	4
Average assets (1)	1,663,760	1,617,942	1,505,766	3	10	1,593,349	1,445,983	10
Average core deposits (4)	1,035,999	1,012,219	965,828	2	7	1,003,631	942,120	7
Average retail core deposits (5)	714,572	703,062	679,355	2	5	701,829	669,657	5
Net interest margin (1)	3.04%	3.06	3.27	(1)	(7)	3.11	3.40	(9)
At Period End
Investment securities	$312,925	289,009	264,353	8	18	$312,925	264,353	18
Loans (1)	862,551	838,883	822,286	3	5	862,551	822,286	5
Allowance for loan losses	12,319	12,681	14,502	(3)	(15)	12,319	14,502	(15)
Goodwill	25,705	25,705	25,637	—	—	25,705	25,637	—
Assets (1)	1,687,155	1,636,855	1,523,502	3	11	1,687,155	1,523,502	11
Core deposits (4)	1,054,348	1,016,478	980,063	4	8	1,054,348	980,063	8
Wells Fargo stockholders’ equity	184,394	182,481	170,142	1	8	184,394	170,142	8
Total equity	185,262	182,990	171,008	1	8	185,262	171,008	8
Capital ratios:
Total equity to assets (1)	10.98%	11.18	11.22	(2)	(2)	10.98	11.22	(2)
Risk-based capital (6):
Tier 1 capital	12.45	12.55	12.33	(1)	1	12.45	12.33	1
Total capital	15.54	15.58	15.43	—	1	15.54	15.43	1
Tier 1 leverage (6)	9.45	9.64	9.60	(2)	(2)	9.45	9.60	(2)
Common Equity Tier 1 (6)(7)	11.04	11.11	10.82	(1)	2	11.04	10.82	2
Common shares outstanding	5,170.3	5,215.0	5,257.2	(1)	(2)	5,170.3	5,257.2	(2)
Book value per common share	$32.19	31.55	29.48	2	9	$32.19	29.48	9
Common stock price:
High	55.95	53.80	45.64	4	23	55.95	45.64	23
Low	46.44	49.47	40.07	(6)	16	44.17	34.43	28
Period end	54.82	51.87	45.40	6	21	54.82	45.40	21
Team members (active, full-time equivalent)	264,500	263,900	264,900	—	—	264,500	264,900	—

(1)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. Accordingly, we revised our commercial loan balances for year-end 2012 and each of the quarters in 2013 in order to present the Company’s lending trends on a comparable basis over this period. This revision, which resulted in a reduction to total commercial loans and a corresponding decrease to other liabilities, did not impact the Company’s consolidated net income or total cash flows. We reduced our commercial loans by $3.5 billion, $3.2 billion, $2.1 billion, $1.6 billion, and $1.2 billion at December 31, September 30, June 30, and March 31, 2013, and December 31, 2012, respectively, which represented less than 1% of total commercial loans and less than 0.5% of our total loan portfolio. Other affected financial information, including financial guarantees and financial ratios, has been appropriately revised to reflect this revision.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(5)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(6)	The December 31, 2014, ratios are preliminary.

(7)	See the “Five Quarter Risk-Based Capital Components” table for additional information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
For the Quarter
Wells Fargo net income	$5,709	5,729	5,726	5,893	5,610
Wells Fargo net income applicable to common stock	5,382	5,408	5,424	5,607	5,369
Diluted earnings per common share	1.02	1.02	1.01	1.05	1.00
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA) (1)	1.36%	1.40	1.47	1.57	1.48
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.84	13.10	13.40	14.35	13.81
Efficiency ratio (2)	59.0	57.7	57.9	57.9	58.5
Total revenue	$21,443	21,213	21,066	20,625	20,665
Pre-tax pre-provision profit (PTPP) (3)	8,796	8,965	8,872	8,677	8,580
Dividends declared per common share	0.35	0.35	0.35	0.30	0.30
Average common shares outstanding	5,192.5	5,225.9	5,268.4	5,262.8	5,270.3
Diluted average common shares outstanding	5,279.2	5,310.4	5,350.8	5,353.3	5,358.6
Average loans (1)	849,429	833,199	831,043	823,790	813,318
Average assets (1)	1,663,760	1,617,942	1,564,003	1,525,905	1,505,766
Average core deposits (4)	1,035,999	1,012,219	991,727	973,801	965,828
Average retail core deposits (5)	714,572	703,062	698,763	690,643	679,355
Net interest margin (1)	3.04%	3.06	3.15	3.20	3.27
At Quarter End
Investment securities	$312,925	289,009	279,069	270,327	264,353
Loans (1)	862,551	838,883	828,942	826,443	822,286
Allowance for loan losses	12,319	12,681	13,101	13,695	14,502
Goodwill	25,705	25,705	25,705	25,637	25,637
Assets (1)	1,687,155	1,636,855	1,598,874	1,546,707	1,523,502
Core deposits (4)	1,054,348	1,016,478	1,007,485	994,185	980,063
Wells Fargo stockholders’ equity	184,394	182,481	180,859	175,654	170,142
Total equity	185,262	182,990	181,549	176,469	171,008
Capital ratios:
Total equity to assets (1)	10.98%	11.18	11.35	11.41	11.22
Risk-based capital (6):
Tier 1 capital	12.45	12.55	12.72	12.63	12.33
Total capital	15.54	15.58	15.89	15.71	15.43
Tier 1 leverage (6)	9.45	9.64	9.86	9.84	9.60
Common Equity Tier 1 (6)(7)	11.04	11.11	11.31	11.36	10.82
Common shares outstanding	5,170.3	5,215.0	5,249.9	5,265.7	5,257.2
Book value per common share	$32.19	31.55	31.18	30.48	29.48
Common stock price:
High	55.95	53.80	53.05	49.97	45.64
Low	46.44	49.47	46.72	44.17	40.07
Period end	54.82	51.87	52.56	49.74	45.40
Team members (active, full-time equivalent)	264,500	263,900	263,500	265,300	264,900

(1)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(5)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(6)	The December 31, 2014, ratios are preliminary.

(7)	See the “Five Quarter Risk-Based Capital Components” table for additional information.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Dec 31,		%	Year ended Dec 31,		%
(in millions, except per share amounts)	2014	2013	Change	2014	2013	Change
Interest income
Trading assets	$477	378	26%	$1,685	1,376	22%
Investment securities	2,150	2,119	1	8,438	8,116	4
Mortgages held for sale	187	221	(15)	767	1,290	(41)
Loans held for sale	25	3	733	78	13	500
Loans	9,091	8,907	2	35,652	35,571	—
Other interest income	253	208	22	932	723	29
Total interest income	12,183	11,836	3	47,552	47,089	1
Interest expense
Deposits	269	297	(9)	1,096	1,337	(18)
Short-term borrowings	18	14	29	59	60	(2)
Long-term debt	620	635	(2)	2,488	2,585	(4)
Other interest expense	96	87	10	382	307	24
Total interest expense	1,003	1,033	(3)	4,025	4,289	(6)
Net interest income	11,180	10,803	3	43,527	42,800	2
Provision for credit losses	485	363	34	1,395	2,309	(40)
Net interest income after provision for credit losses	10,695	10,440	2	42,132	40,491	4
Noninterest income
Service charges on deposit accounts	1,241	1,283	(3)	5,050	5,023	1
Trust and investment fees	3,705	3,458	7	14,280	13,430	6
Card fees	925	827	12	3,431	3,191	8
Other fees	1,124	1,119	—	4,349	4,340	—
Mortgage banking	1,515	1,570	(4)	6,381	8,774	(27)
Insurance	382	453	(16)	1,655	1,814	(9)
Net gains from trading activities	179	325	(45)	1,161	1,623	(28)
Net gains (losses) on debt securities	186	(14)	NM	593	(29)	NM
Net gains from equity investments	372	654	(43)	2,380	1,472	62
Lease income	127	148	(14)	526	663	(21)
Other	507	39	NM	1,014	679	49
Total noninterest income	10,263	9,862	4	40,820	40,980	—
Noninterest expense
Salaries	3,938	3,811	3	15,375	15,152	1
Commission and incentive compensation	2,582	2,347	10	9,970	9,951	—
Employee benefits	1,124	1,160	(3)	4,597	5,033	(9)
Equipment	581	567	2	1,973	1,984	(1)
Net occupancy	730	732	—	2,925	2,895	1
Core deposit and other intangibles	338	375	(10)	1,370	1,504	(9)
FDIC and other deposit assessments	231	196	18	928	961	(3)
Other	3,123	2,897	8	11,899	11,362	5
Total noninterest expense	12,647	12,085	5	49,037	48,842	—
Income before income tax expense	8,311	8,217	1	33,915	32,629	4
Income tax expense	2,519	2,504	1	10,307	10,405	(1)
Net income before noncontrolling interests	5,792	5,713	1	23,608	22,224	6
Less: Net income from noncontrolling interests	83	103	(19)	551	346	59
Wells Fargo net income	$5,709	5,610	2	$23,057	21,878	5
Less: Preferred stock dividends and other	327	241	36	1,236	989	25
Wells Fargo net income applicable to common stock	$5,382	5,369	—	$21,821	20,889	4
Per share information
Earnings per common share	$1.04	1.02	2	$4.17	3.95	6
Diluted earnings per common share	1.02	1.00	2	4.10	3.89	5
Dividends declared per common share	0.35	0.30	17	1.35	1.15	17
Average common shares outstanding	5,192.5	5,270.3	(1)	5,237.2	5,287.3	(1)
Diluted average common shares outstanding	5,279.2	5,358.6	(1)	5,324.4	5,371.2	(1)
NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Interest Income
Trading assets	$477	427	407	374	378
Investment securities	2,150	2,066	2,112	2,110	2,119
Mortgages held for sale	187	215	195	170	221
Loans held for sale	25	50	1	2	3
Loans	9,091	8,963	8,852	8,746	8,907
Other interest income	253	243	226	210	208
Total interest income	12,183	11,964	11,793	11,612	11,836
Interest expense
Deposits	269	273	275	279	297
Short-term borrowings	18	15	14	12	14
Long-term debt	620	629	620	619	635
Other interest expense	96	106	93	87	87
Total interest expense	1,003	1,023	1,002	997	1,033
Net interest income	11,180	10,941	10,791	10,615	10,803
Provision for credit losses	485	368	217	325	363
Net interest income after provision for credit losses	10,695	10,573	10,574	10,290	10,440
Noninterest income
Service charges on deposit accounts	1,241	1,311	1,283	1,215	1,283
Trust and investment fees	3,705	3,554	3,609	3,412	3,458
Card fees	925	875	847	784	827
Other fees	1,124	1,090	1,088	1,047	1,119
Mortgage banking	1,515	1,633	1,723	1,510	1,570
Insurance	382	388	453	432	453
Net gains from trading activities	179	168	382	432	325
Net gains (losses) on debt securities	186	253	71	83	(14)
Net gains from equity investments	372	712	449	847	654
Lease income	127	137	129	133	148
Other	507	151	241	115	39
Total noninterest income	10,263	10,272	10,275	10,010	9,862
Noninterest expense
Salaries	3,938	3,914	3,795	3,728	3,811
Commission and incentive compensation	2,582	2,527	2,445	2,416	2,347
Employee benefits	1,124	931	1,170	1,372	1,160
Equipment	581	457	445	490	567
Net occupancy	730	731	722	742	732
Core deposit and other intangibles	338	342	349	341	375
FDIC and other deposit assessments	231	229	225	243	196
Other	3,123	3,117	3,043	2,616	2,897
Total noninterest expense	12,647	12,248	12,194	11,948	12,085
Income before income tax expense	8,311	8,597	8,655	8,352	8,217
Income tax expense	2,519	2,642	2,869	2,277	2,504
Net income before noncontrolling interests	5,792	5,955	5,786	6,075	5,713
Less: Net income from noncontrolling interests	83	226	60	182	103
Wells Fargo net income	$5,709	5,729	5,726	5,893	5,610
Less: Preferred stock dividends and other	327	321	302	286	241
Wells Fargo net income applicable to common stock	$5,382	5,408	5,424	5,607	5,369
Per share information
Earnings per common share	$1.04	1.04	1.02	1.07	1.02
Diluted earnings per common share	1.02	1.02	1.01	1.05	1.00
Dividends declared per common share	0.35	0.35	0.35	0.30	0.30
Average common shares outstanding	5,192.5	5,225.9	5,268.4	5,262.8	5,270.3
Diluted average common shares outstanding	5,279.2	5,310.4	5,350.8	5,353.3	5,358.6

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Dec 31,		%	Year ended Dec 31,		%
(in millions)	2014	2013	Change	2014	2013	Change
Wells Fargo net income	$5,709	5,610	2%	$23,057	21,878	5%
Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	1,560	(1,739)	NM	5,426	(7,661)	NM
Reclassification of net gains to net income	(327)	(88)	272	(1,532)	(285)	438
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	730	(22)	NM	952	(32)	NM
Reclassification of net gains on cash flow hedges to net income	(197)	(71)	177	(545)	(296)	84
Defined benefit plans adjustments:
Net actuarial gains (losses) arising during the period	(1,104)	458	NM	(1,116)	1,533	NM
Amortization of net actuarial loss, settlements and other to net income	18	55	(67)	74	276	(73)
Foreign currency translation adjustments:
Net unrealized losses arising during the period	(28)	(17)	65	(60)	(44)	36
Reclassification of net (gains) losses to net income	—	—	—	6	(12)	NM
Other comprehensive income (loss), before tax	652	(1,424)	NM	3,205	(6,521)	NM
Income tax (expense) benefit related to other comprehensive income	(213)	522	NM	(1,300)	2,524	NM
Other comprehensive income (loss), net of tax	439	(902)	NM	1,905	(3,997)	NM
Less: Other comprehensive income (loss) from noncontrolling interests	39	1	NM	(227)	267	NM
Wells Fargo other comprehensive income (loss), net of tax	400	(903)	NM	2,132	(4,264)	NM
Wells Fargo comprehensive income	6,109	4,707	30	25,189	17,614	43
Comprehensive income from noncontrolling interests	122	104	17	324	613	(47)
Total comprehensive income	$6,231	4,811	30	$25,513	18,227	40
NM - Not meaningful
FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Balance, beginning of period	$182,990	181,549	176,469	171,008	168,813
Wells Fargo net income	5,709	5,729	5,726	5,893	5,610
Wells Fargo other comprehensive income (loss), net of tax	400	(999)	1,365	1,366	(903)
Common stock issued	508	402	579	994	353
Common stock repurchased (1)	(2,945)	(2,490)	(2,954)	(1,025)	(1,378)
Preferred stock released by ESOP	166	170	430	305	122
Preferred stock issued	—	780	1,995	—	828
Common stock warrants exercised/repurchased	(9)	—	—	—	—
Common stock dividends	(1,816)	(1,828)	(1,844)	(1,579)	(1,582)
Preferred stock dividends and other	(327)	(321)	(302)	(286)	(241)
Noncontrolling interests and other, net	586	(2)	85	(207)	(614)
Balance, end of period	$185,262	182,990	181,549	176,469	171,008

(1)
For the quarter ended December 31, 2014, includes $750 million related to a private forward repurchase transaction that is expected to settle in first quarter 2015 for an estimated 14.3 million shares of common stock. For the quarters ended September 30, 2014, June 30, 2014, and December 31, 2013, includes $1.0 billion, $1.0 billion, and $500 million, respectively, related to private forward repurchase transactions that settled in subsequent quarters for 19.8 million, 19.5 million, and 11.1 million shares of common stock, respectively.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2014			2013
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$268,109	0.28%	$188	205,276	0.28%	$148
Trading assets	60,383	3.21	485	45,379	3.40	386
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	19,506	1.55	76	6,611	1.67	27
Securities of U.S. states and political subdivisions	43,891	4.30	472	42,025	4.38	460
Mortgage-backed securities:
Federal agencies	109,270	2.78	760	117,910	2.94	866
Residential and commercial	24,711	5.89	364	29,233	6.35	464
Total mortgage-backed securities	133,981	3.36	1,124	147,143	3.62	1,330
Other debt and equity securities	44,980	3.87	438	55,325	3.43	478
Total available-for-sale securities	242,358	3.48	2,110	251,104	3.65	2,295
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	32,930	2.25	187	—	—	—
Securities of U.S. states and political subdivisions	902	4.92	11	—	—	—
Federal agency mortgage-backed securities	5,586	2.07	29	2,780	3.11	22
Other debt securities	6,118	1.81	27	65	1.99	—
Total held-to-maturity securities	45,536	2.22	254	2,845	3.09	22
Total investment securities	287,894	3.28	2,364	253,949	3.65	2,317
Mortgages held for sale (4)	19,191	3.90	187	21,396	4.13	221
Loans held for sale (4)	6,968	1.43	25	138	8.21	3
Loans:
Commercial:
Commercial and industrial - U.S. (5)	218,297	3.32	1,825	189,939	3.54	1,696
Commercial and industrial - Non U.S.	43,049	2.03	221	41,062	1.88	194
Real estate mortgage	112,277	3.69	1,044	110,674	3.90	1,087
Real estate construction	18,336	4.33	200	16,744	4.76	201
Lease financing	12,268	5.35	164	12,085	5.68	171
Total commercial (5)	404,227	3.39	3,454	370,504	3.59	3,349
Consumer:
Real estate 1-4 family first mortgage	264,799	4.16	2,754	257,265	4.15	2,672
Real estate 1-4 family junior lien mortgage	60,177	4.28	648	66,809	4.29	721
Credit card	29,477	11.71	870	25,865	12.23	798
Automobile	55,457	6.08	849	50,213	6.70	849
Other revolving credit and installment	35,292	6.01	534	42,662	4.94	531
Total consumer	445,202	5.06	5,655	442,814	5.01	5,571
Total loans (4)(5)	849,429	4.27	9,109	813,318	4.36	8,920
Other	4,829	5.30	64	4,728	5.22	61
Total earning assets (5)	$1,496,803	3.31%	$12,422	1,344,184	3.57%	$12,056
Funding sources
Deposits:
Interest-bearing checking	$40,498	0.06%	$6	35,171	0.07%	$6
Market rate and other savings	593,940	0.07	99	568,750	0.08	110
Savings certificates	35,870	0.80	72	43,067	0.94	102
Other time deposits	56,119	0.39	55	39,700	0.48	47
Deposits in foreign offices	99,289	0.15	37	86,333	0.15	32
Total interest-bearing deposits	825,716	0.13	269	773,021	0.15	297
Short-term borrowings	64,676	0.12	19	52,286	0.12	15
Long-term debt	183,286	1.35	620	153,470	1.65	635
Other liabilities	15,580	2.44	96	12,822	2.70	87
Total interest-bearing liabilities	1,089,258	0.37	1,004	991,599	0.42	1,034
Portion of noninterest-bearing funding sources (5)	407,545	—	—	352,585	—	—
Total funding sources (5)	$1,496,803	0.27	1,004	1,344,184	0.30	1,034
Net interest margin and net interest income on a taxable-equivalent basis (5)(6)		3.04%	$11,418		3.27%	$11,022
Noninterest-earning assets
Cash and due from banks	$16,932			15,998
Goodwill	25,705			25,637
Other	124,320			119,947
Total noninterest-earning assets	$166,957			161,582
Noninterest-bearing funding sources
Deposits	$324,080			287,379
Other liabilities (5)	65,672			57,138
Total equity	184,750			169,650
Noninterest-bearing funding sources used to fund earning assets (5)	(407,545)			(352,585)
Net noninterest-bearing funding sources	$166,957			161,582
Total assets (5)	$1,663,760			1,505,766

(1)	Our average prime rate was 3.25% for the quarters ended December 31, 2014 and 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.24% for the same quarters.

(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

(6)
Includes taxable-equivalent adjustments of $238 million and $219 million for the quarters ended December 31, 2014 and 2013, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2014			2013
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$241,282	0.28%	$673	154,902	0.32%	$489
Trading assets	55,140	3.10	1,712	44,745	3.14	1,406
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	10,400	1.64	171	6,750	1.66	112
Securities of U.S. states and political subdivisions	43,138	4.29	1,852	39,922	4.38	1,748
Mortgage-backed securities:
Federal agencies	114,076	2.84	3,235	107,148	2.83	3,031
Residential and commercial	26,475	6.03	1,597	30,717	6.47	1,988
Total mortgage-backed securities	140,551	3.44	4,832	137,865	3.64	5,019
Other debt and equity securities	47,488	3.66	1,741	55,002	3.53	1,940
Total available-for-sale securities	241,577	3.56	8,596	239,539	3.68	8,819
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	17,239	2.23	385	—	—	—
Securities of U.S. states and political subdivisions	246	4.93	12	—	—	—
Federal agency mortgage-backed securities	5,921	2.55	151	701	3.09	22
Other debt securities	5,913	1.85	109	16	1.99	—
Total held-to-maturity securities	29,319	2.24	657	717	3.06	22
Total investment securities	270,896	3.42	9,253	240,256	3.68	8,841
Mortgages held for sale (4)	19,018	4.03	767	35,273	3.66	1,290
Loans held for sale (4)	4,226	1.85	78	163	7.95	13
Loans:
Commercial:
Commercial and industrial - U.S. (5)	204,819	3.35	6,869	185,813	3.66	6,807
Commercial and industrial - Non U.S.	42,661	2.03	867	40,987	2.03	832
Real estate mortgage	112,710	3.64	4,100	107,316	3.94	4,233
Real estate construction	17,676	4.21	744	16,537	4.76	787
Lease financing	12,257	5.63	690	12,373	6.10	755
Total commercial (5)	390,123	3.40	13,270	363,026	3.70	13,414
Consumer:
Real estate 1-4 family first mortgage	261,620	4.19	10,961	254,012	4.22	10,717
Real estate 1-4 family junior lien mortgage	62,510	4.30	2,686	70,264	4.29	3,014
Credit card	27,491	11.98	3,294	24,757	12.46	3,084
Automobile	53,854	6.27	3,377	48,476	6.94	3,365
Other revolving credit and installment	38,834	5.48	2,127	42,135	4.80	2,024
Total consumer	444,309	5.05	22,445	439,644	5.05	22,204
Total loans (4)(5)	834,432	4.28	35,715	802,670	4.44	35,618
Other	4,673	5.54	259	4,354	5.39	235
Total earning assets (5)	$1,429,667	3.39%	$48,457	1,282,363	3.73%	$47,892
Funding sources
Deposits:
Interest-bearing checking	$39,729	0.07%	$26	35,570	0.06%	$22
Market rate and other savings	585,854	0.07	403	550,394	0.08	450
Savings certificates	38,111	0.85	323	49,510	1.13	559
Other time deposits	51,434	0.40	207	28,090	0.69	194
Deposits in foreign offices	95,889	0.14	137	76,894	0.15	112
Total interest-bearing deposits	811,017	0.14	1,096	740,458	0.18	1,337
Short-term borrowings	60,111	0.10	62	54,716	0.13	71
Long-term debt	167,420	1.49	2,488	134,937	1.92	2,585
Other liabilities	14,401	2.65	382	12,471	2.46	307
Total interest-bearing liabilities	1,052,949	0.38	4,028	942,582	0.46	4,300
Portion of noninterest-bearing funding sources (5)	376,718			339,781	—	—
Total funding sources (5)	$1,429,667	0.28	4,028	1,282,363	0.33	4,300
Net interest margin and net interest income on a taxable-equivalent basis (5)(6)		3.11%	$44,429		3.40%	$43,592
Noninterest-earning assets
Cash and due from banks	$16,361			16,272
Goodwill	25,687			25,637
Other	121,634			121,711
Total noninterest-earning assets	$163,682			163,620
Noninterest-bearing funding sources
Deposits	$303,127			280,229
Other liabilities (5)	56,985			58,178
Total equity	180,288			164,994
Noninterest-bearing funding sources used to fund earning assets (5)	(376,718)			(339,781)
Net noninterest-bearing funding sources	$163,682			163,620
Total assets (5)	$1,593,349			1,445,983

(1)	Our average prime rate was 3.25% for the year ended December 31, 2014 and 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.23% and 0.27% for the same periods, respectively.

(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

(6)
Includes taxable-equivalent adjustments of $902 million and $792 million for the year ended December 31, 2014 and 2013, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended
	Dec 31, 2014		Sep 30, 2014		Jun 30, 2014		Mar 31, 2014		Dec 31, 2013
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$268.1	0.28%	$253.2	0.28%	$229.8	0.28%	$213.3	0.27%	$205.3	0.28%
Trading assets	60.4	3.21	57.5	3.00	54.4	3.05	48.2	3.17	45.4	3.40
Investment securities (2):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	19.5	1.55	8.8	1.69	6.6	1.78	6.6	1.68	6.6	1.67
Securities of U.S. states and political subdivisions	43.9	4.30	43.3	4.24	42.7	4.26	42.6	4.37	42.0	4.38
Mortgage-backed securities:
Federal agencies	109.3	2.78	113.0	2.76	116.5	2.85	117.6	2.94	117.9	2.94
Residential and commercial	24.7	5.89	26.0	5.98	27.3	6.11	28.0	6.12	29.2	6.35
Total mortgage-backed securities	134.0	3.36	139.0	3.36	143.8	3.47	145.6	3.55	147.1	3.62
Other debt and equity securities	45.0	3.87	47.1	3.45	48.7	3.76	49.2	3.59	55.4	3.43
Total available-for-sale securities	242.4	3.48	238.2	3.48	241.8	3.62	244.0	3.65	251.1	3.65
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	32.9	2.25	23.7	2.22	10.8	2.20	1.1	2.18	—	—
Securities of U.S. states and political subdivisions	0.9	4.92	—	—	—	—	—	—	—	—
Federal agency mortgage-backed securities	5.6	2.07	5.9	2.23	6.1	2.74	6.2	3.11	2.7	3.11
Other debt securities	6.1	1.81	5.9	1.83	5.2	1.90	6.4	1.86	0.1	1.99
Total held-to-maturity securities	45.5	2.22	35.5	2.17	22.1	2.28	13.7	2.45	2.8	3.09
Total investment securities	287.9	3.28	273.7	3.31	263.9	3.51	257.7	3.59	253.9	3.65
Mortgages held for sale	19.2	3.90	21.5	4.01	18.8	4.16	16.6	4.11	21.4	4.13
Loans held for sale	7.0	1.43	9.5	2.10	0.2	2.55	0.1	6.28	0.1	8.21
Loans:
Commercial:
Commercial and industrial - U.S. (3)	218.3	3.32	207.6	3.29	199.2	3.39	193.9	3.43	189.9	3.54
Commercial and industrial - Non U.S.	43.0	2.03	42.4	2.11	43.0	2.06	42.2	1.92	41.1	1.88
Real estate mortgage	112.3	3.69	113.0	3.69	112.8	3.61	112.8	3.56	110.7	3.90
Real estate construction	18.3	4.33	17.8	3.94	17.5	4.18	17.1	4.38	16.7	4.76
Lease financing	12.3	5.35	12.3	5.38	12.2	5.68	12.2	6.12	12.1	5.68
Total commercial (3)	404.2	3.39	393.1	3.37	384.7	3.42	378.2	3.43	370.5	3.59
Consumer:
Real estate 1-4 family first mortgage	264.8	4.16	262.2	4.23	260.0	4.20	259.5	4.17	257.3	4.15
Real estate 1-4 family junior lien mortgage	60.2	4.28	61.6	4.30	63.3	4.31	65.0	4.30	66.8	4.29
Credit card	29.5	11.71	27.7	11.96	26.4	11.97	26.3	12.32	25.9	12.23
Automobile	55.4	6.08	54.6	6.19	53.5	6.34	51.8	6.50	50.2	6.70
Other revolving credit and installment	35.3	6.01	34.0	6.03	43.1	5.07	43.0	5.00	42.6	4.94
Total consumer	445.2	5.06	440.1	5.11	446.3	5.02	445.6	5.02	442.8	5.01
Total loans (3)	849.4	4.27	833.2	4.29	831.0	4.28	823.8	4.29	813.3	4.36
Other	4.8	5.30	4.7	5.41	4.5	5.74	4.6	5.72	4.7	5.22
Total earning assets (3)	$1,496.8	3.31%	$1,453.3	3.34%	$1,402.6	3.43%	$1,364.3	3.49%	$1,344.1	3.57%
Funding sources
Deposits:
Interest-bearing checking	$40.5	0.06%	$41.4	0.07%	$40.2	0.07%	$36.8	0.07%	$35.2	0.07%
Market rate and other savings	593.9	0.07	586.4	0.07	583.9	0.07	579.0	0.07	568.7	0.08
Savings certificates	35.9	0.80	37.3	0.84	38.8	0.86	40.5	0.89	43.1	0.94
Other time deposits	56.1	0.39	55.1	0.39	48.5	0.41	45.8	0.42	39.7	0.48
Deposits in foreign offices	99.3	0.15	98.9	0.14	94.2	0.15	91.1	0.14	86.3	0.15
Total interest-bearing deposits	825.7	0.13	819.1	0.13	805.6	0.14	793.2	0.14	773.0	0.15
Short-term borrowings	64.7	0.12	62.3	0.10	58.9	0.10	54.5	0.09	52.3	0.12
Long-term debt	183.3	1.35	173.0	1.46	159.2	1.56	153.8	1.62	153.5	1.65
Other liabilities	15.6	2.44	15.5	2.73	13.6	2.73	12.9	2.72	12.8	2.70
Total interest-bearing liabilities	1,089.3	0.37	1,069.9	0.38	1,037.3	0.39	1,014.4	0.40	991.6	0.42
Portion of noninterest-bearing funding sources (3)	407.5	—	383.4	—	365.3	—	349.9	—	352.5	—
Total funding sources (3)	$1,496.8	0.27	$1,453.3	0.28	$1,402.6	0.28	$1,364.3	0.29	$1,344.1	0.30
Net interest margin on a taxable-equivalent basis (3)		3.04%		3.06%		3.15%		3.20%		3.27%
Noninterest-earning assets
Cash and due from banks	$16.9		16.2		15.9		16.4		16.0
Goodwill	25.7		25.7		25.7		25.6		25.6
Other	124.4		122.7		119.8		119.6		120.0
Total noninterest-earnings assets	$167.0		164.6		161.4		161.6		161.6
Noninterest-bearing funding sources
Deposits	$324.1		308.0		295.9		284.1		287.4
Other liabilities (3)	65.7		57.9		51.1		52.9		57.1
Total equity	184.7		182.1		179.7		174.5		169.6
Noninterest-bearing funding sources used to fund earning assets (3)	(407.5)		(383.4)		(365.3)		(349.9)		(352.5)
Net noninterest-bearing funding sources	$167.0		164.6		161.4		161.6		161.6
Total assets (3)	$1,663.8		1,617.9		1,564.0		1,525.9		1,505.7

(1)
Our average prime rate was 3.25% for quarters ended December 31, September 30, June 30 and March 31, 2014, and December 31, 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.24%, 0.23%, 0.23%, 0.24% and 0.24% for the same quarters, respectively.

(2)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(3)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Dec 31,		%	Year ended Dec 31,		%
(in millions)	2014	2013	Change	2014	2013	Change
Service charges on deposit accounts	$1,241	1,283	(3)%	$5,050	5,023	1%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,335	2,150	9	9,183	8,395	9
Trust and investment management	849	850	—	3,387	3,289	3
Investment banking	521	458	14	1,710	1,746	(2)
Total trust and investment fees	3,705	3,458	7	14,280	13,430	6
Card fees	925	827	12	3,431	3,191	8
Other fees:
Charges and fees on loans	311	379	(18)	1,316	1,540	(15)
Merchant processing fees	187	172	9	726	669	9
Cash network fees	125	122	2	507	493	3
Commercial real estate brokerage commissions	155	129	20	469	338	39
Letters of credit fees	102	99	3	390	410	(5)
All other fees	244	218	12	941	890	6
Total other fees	1,124	1,119	—	4,349	4,340	—
Mortgage banking:
Servicing income, net	685	709	(3)	3,337	1,920	74
Net gains on mortgage loan origination/sales activities	830	861	(4)	3,044	6,854	(56)
Total mortgage banking	1,515	1,570	(4)	6,381	8,774	(27)
Insurance	382	453	(16)	1,655	1,814	(9)
Net gains from trading activities	179	325	(45)	1,161	1,623	(28)
Net gains (losses) on debt securities	186	(14)	NM	593	(29)	NM
Net gains from equity investments	372	654	(43)	2,380	1,472	62
Lease income	127	148	(14)	526	663	(21)
Life insurance investment income	145	125	16	558	566	(1)
All other	362	(86)	NM	456	113	304
Total	$10,263	9,862	4	$40,820	40,980	—
NM - Not meaningful
NONINTEREST EXPENSE
	Quarter ended Dec 31,		%	Year ended Dec 31,		%
(in millions)	2014	2013	Change	2014	2013	Change
Salaries	$3,938	3,811	3%	$15,375	15,152	1%
Commission and incentive compensation	2,582	2,347	10	9,970	9,951	—
Employee benefits	1,124	1,160	(3)	4,597	5,033	(9)
Equipment	581	567	2	1,973	1,984	(1)
Net occupancy	730	732	—	2,925	2,895	1
Core deposit and other intangibles	338	375	(10)	1,370	1,504	(9)
FDIC and other deposit assessments	231	196	18	928	961	(3)
Outside professional services	800	754	6	2,689	2,519	7
Operating losses	309	181	71	1,249	821	52
Outside data processing	270	264	2	1,034	983	5
Contract services	245	261	(6)	975	935	4
Travel and entertainment	216	234	(8)	904	885	2
Postage, stationery and supplies	190	189	1	733	756	(3)
Advertising and promotion	195	165	18	653	610	7
Foreclosed assets	164	103	59	583	605	(4)
Telecommunications	106	118	(10)	453	482	(6)
Insurance	60	59	2	422	437	(3)
Operating leases	58	51	14	220	204	8
All other	510	518	(2)	1,984	2,125	(7)
Total	$12,647	12,085	5	$49,037	48,842	—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Service charges on deposit accounts	$1,241	1,311	1,283	1,215	1,283
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,335	2,327	2,280	2,241	2,150
Trust and investment management	849	856	838	844	850
Investment banking	521	371	491	327	458
Total trust and investment fees	3,705	3,554	3,609	3,412	3,458
Card fees	925	875	847	784	827
Other fees:
Charges and fees on loans	311	296	342	367	379
Merchant processing fees	187	184	183	172	172
Cash network fees	125	134	128	120	122
Commercial real estate brokerage commissions	155	143	99	72	129
Letters of credit fees	102	100	92	96	99
All other fees	244	233	244	220	218
Total other fees	$1,124	1,090	1,088	1,047	1,119
Mortgage banking:
Servicing income, net	685	679	1,035	938	709
Net gains on mortgage loan origination/sales activities	830	954	688	572	861
Total mortgage banking	1,515	1,633	1,723	1,510	1,570
Insurance	382	388	453	432	453
Net gains from trading activities	179	168	382	432	325
Net gains (losses) on debt securities	186	253	71	83	(14)
Net gains from equity investments	372	712	449	847	654
Lease income	127	137	129	133	148
Life insurance investment income	145	143	138	132	125
All other	362	8	103	(17)	(86)
Total	$10,263	10,272	10,275	10,010	9,862

FIVE QUARTER NONINTEREST EXPENSE
	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Salaries	$3,938	3,914	3,795	3,728	3,811
Commission and incentive compensation	2,582	2,527	2,445	2,416	2,347
Employee benefits	1,124	931	1,170	1,372	1,160
Equipment	581	457	445	490	567
Net occupancy	730	731	722	742	732
Core deposit and other intangibles	338	342	349	341	375
FDIC and other deposit assessments	231	229	225	243	196
Outside professional services	800	684	646	559	754
Operating losses	309	417	364	159	181
Outside data processing	270	264	259	241	264
Contract services	245	247	249	234	261
Travel and entertainment	216	226	243	219	234
Postage, stationery and supplies	190	182	170	191	189
Advertising and promotion	195	153	187	118	165
Foreclosed assets	164	157	130	132	103
Telecommunications	106	122	111	114	118
Insurance	60	97	140	125	59
Operating leases	58	58	54	50	51
All other	510	510	490	474	518
Total	$12,647	12,248	12,194	11,948	12,085

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Dec 31, 2014	Dec 31, 2013	% Change
Assets
Cash and due from banks	$19,571	19,919	(2)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	258,429	213,793	21
Trading assets	78,255	62,813	25
Investment securities:
Available-for-sale, at fair value	257,442	252,007	2
Held-to-maturity, at cost (fair value $56,359 and $12,247)	55,483	12,346	349
Mortgages held for sale (includes $15,565 and $13,879 carried at fair value) (1)	19,536	16,763	17
Loans held for sale (includes $1 and $1 carried at fair value) (1)	722	133	443
Loans (includes $7,164 and $5,995 carried at fair value) (1)(2)	862,551	822,286	5
Allowance for loan losses	(12,319)	(14,502)	(15)
Net loans (2)	850,232	807,784	5
Mortgage servicing rights:
Measured at fair value	12,738	15,580	(18)
Amortized	1,242	1,229	1
Premises and equipment, net	8,743	9,156	(5)
Goodwill	25,705	25,637	—
Other assets (includes $2,512 and $1,386 carried at fair value) (1)	99,057	86,342	15
Total assets (2)	$1,687,155	1,523,502	11
Liabilities
Noninterest-bearing deposits	$321,963	288,117	12
Interest-bearing deposits	846,347	791,060	7
Total deposits	1,168,310	1,079,177	8
Short-term borrowings	63,518	53,883	18
Accrued expenses and other liabilities (2)	86,122	66,436	30
Long-term debt	183,943	152,998	20
Total liabilities (2)	1,501,893	1,352,494	11
Equity
Wells Fargo stockholders’ equity:
Preferred stock	19,213	16,267	18
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares and 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,537	60,296	—
Retained earnings	107,040	92,361	16
Cumulative other comprehensive income	3,518	1,386	154
Treasury stock – 311,462,276 shares and 224,648,769 shares	(13,690)	(8,104)	69
Unearned ESOP shares	(1,360)	(1,200)	13
Total Wells Fargo stockholders’ equity	184,394	170,142	8
Noncontrolling interests	868	866	—
Total equity	185,262	171,008	8
Total liabilities and equity (2)	$1,687,155	1,523,502	11

(1)	Parenthetical amounts represent assets and liabilities for which we have elected the fair value option.

(2)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Assets
Cash and due from banks	$19,571	18,032	20,635	19,731	19,919
Federal funds sold, securities purchased under resale agreements and other short-term investments	258,429	261,932	238,719	222,781	213,793
Trading assets	78,255	67,755	71,674	63,753	62,813
Investment securities:
Available-for-sale, at fair value	257,442	248,251	248,961	252,665	252,007
Held-to-maturity, at cost	55,483	40,758	30,108	17,662	12,346
Mortgages held for sale	19,536	20,178	21,064	16,233	16,763
Loans held for sale	722	9,292	9,762	91	133
Loans (1)	862,551	838,883	828,942	826,443	822,286
Allowance for loan losses	(12,319)	(12,681)	(13,101)	(13,695)	(14,502)
Net loans (1)	850,232	826,202	815,841	812,748	807,784
Mortgage servicing rights:
Measured at fair value	12,738	14,031	13,900	14,953	15,580
Amortized	1,242	1,224	1,196	1,219	1,229
Premises and equipment, net	8,743	8,768	8,977	9,020	9,156
Goodwill	25,705	25,705	25,705	25,637	25,637
Other assets	99,057	94,727	92,332	90,214	86,342
Total assets (1)	$1,687,155	1,636,855	1,598,874	1,546,707	1,523,502
Liabilities
Noninterest-bearing deposits	$321,963	313,791	308,099	294,863	288,117
Interest-bearing deposits	846,347	816,834	810,478	799,713	791,060
Total deposits	1,168,310	1,130,625	1,118,577	1,094,576	1,079,177
Short-term borrowings	63,518	62,927	61,849	57,061	53,883
Accrued expenses and other liabilities (1)	86,122	75,727	69,021	65,179	66,436
Long-term debt	183,943	184,586	167,878	153,422	152,998
Total liabilities (1)	1,501,893	1,453,865	1,417,325	1,370,238	1,352,494
Equity
Wells Fargo stockholders’ equity:
Preferred stock	19,213	19,379	18,749	17,179	16,267
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,537	60,100	59,926	60,618	60,296
Retained earnings	107,040	103,494	99,926	96,368	92,361
Cumulative other comprehensive income	3,518	3,118	4,117	2,752	1,386
Treasury stock	(13,690)	(11,206)	(9,271)	(8,206)	(8,104)
Unearned ESOP shares	(1,360)	(1,540)	(1,724)	(2,193)	(1,200)
Total Wells Fargo stockholders’ equity	184,394	182,481	180,859	175,654	170,142
Noncontrolling interests	868	509	690	815	866
Total equity	185,262	182,990	181,549	176,469	171,008
Total liabilities and equity (1)	$1,687,155	1,636,855	1,598,874	1,546,707	1,523,502

(1)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$25,804	14,794	6,414	6,359	6,280
Securities of U.S. states and political subdivisions	44,944	45,805	44,779	44,140	42,536
Mortgage-backed securities:
Federal agencies	110,089	112,613	116,908	118,090	117,591
Residential and commercial	26,263	27,491	29,433	30,362	31,200
Total mortgage-backed securities	136,352	140,104	146,341	148,452	148,791
Other debt securities	46,666	45,013	48,312	50,253	51,015
Total available-for-sale debt securities	253,766	245,716	245,846	249,204	248,622
Marketable equity securities	3,676	2,535	3,115	3,461	3,385
Total available-for-sale securities	257,442	248,251	248,961	252,665	252,007
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	40,886	28,887	17,777	5,861	—
Securities of U.S. states and political subdivisions	1,962	123	41	—	—
Federal agency mortgage-backed securities	5,476	5,770	6,030	6,199	6,304
Other debt securities	7,159	5,978	6,260	5,602	6,042
Total held-to-maturity debt securities	55,483	40,758	30,108	17,662	12,346
Total investment securities	$312,925	289,009	279,069	270,327	264,353

FIVE QUARTER LOANS

(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Commercial:
Commercial and industrial (1)	$271,795	254,199	248,192	239,233	235,358
Real estate mortgage	111,996	112,064	113,564	112,920	112,427
Real estate construction	18,728	18,090	17,272	16,816	16,934
Lease financing	12,307	12,006	12,252	12,164	12,371
Total commercial	414,826	396,359	391,280	381,133	377,090
Consumer:
Real estate 1-4 family first mortgage	265,386	263,337	260,114	259,488	258,507
Real estate 1-4 family junior lien mortgage	59,717	60,875	62,487	63,998	65,950
Credit card	31,119	28,280	27,226	26,073	26,882
Automobile	55,740	55,242	54,095	52,607	50,808
Other revolving credit and installment	35,763	34,790	33,740	43,144	43,049
Total consumer	447,725	442,524	437,662	445,310	445,196
Total loans (2)	$862,551	838,883	828,942	826,443	822,286

(1)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

(2)
Includes $23.3 billion, $24.2 billion, $25.0 billion, $25.9 billion and $26.7 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30 and March 31, 2014, and December 31, 2013, respectively. See the PCI loans table for detail of PCI loans.

Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Commercial foreign loans:
Commercial and industrial	$44,707	41,829	42,136	42,465	41,547
Real estate mortgage	4,776	4,856	5,146	4,952	5,328
Real estate construction	218	209	216	201	187
Lease financing	336	332	344	322	338
Total commercial foreign loans	$50,037	47,226	47,842	47,940	47,400

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Nonaccrual loans:
Commercial:
Commercial and industrial	$538	614	724	664	775
Real estate mortgage	1,490	1,636	1,805	2,034	2,254
Real estate construction	187	217	239	296	416
Lease financing	24	27	29	32	30
Total commercial	2,239	2,494	2,797	3,026	3,475
Consumer:
Real estate 1-4 family first mortgage	8,583	8,785	9,026	9,357	9,799
Real estate 1-4 family junior lien mortgage	1,848	1,903	1,965	2,073	2,188
Automobile	137	143	150	161	173
Other revolving credit and installment	41	40	34	33	33
Total consumer	10,609	10,871	11,175	11,624	12,193
Total nonaccrual loans (1)(2)(3)	12,848	13,365	13,972	14,650	15,668
As a percentage of total loans (4)	1.49%	1.59	1.69	1.77	1.91
Foreclosed assets:
Government insured/guaranteed (5)	$982	1,140	1,257	1,609	2,093
Non-government insured/guaranteed	1,627	1,691	1,748	1,813	1,844
Total foreclosed assets	2,609	2,831	3,005	3,422	3,937
Total nonperforming assets	$15,457	16,196	16,977	18,072	19,605
As a percentage of total loans (4)	1.79%	1.93	2.05	2.19	2.38

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.

(4)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

(5)
During fourth quarter 2014, we adopted Accounting Standards Update (ASU) 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure, effective as of January 1, 2014. This ASU requires that government guaranteed real estate mortgage loans that meet specific criteria be recognized as other receivables upon foreclosure; previously, these assets were included in foreclosed assets. Government guaranteed residential real estate mortgage loans that completed foreclosure during 2014 and met the criteria specified by ASU 2014-14 are excluded from this table and included in Accounts Receivable in Other Assets.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$17,810	18,295	18,582	21,215	23,219
Less: FHA insured/guaranteed by the VA (2)(3)	16,827	16,628	16,978	19,405	21,274
Less: Student loans guaranteed under the FFELP (4)	63	721	707	860	900
Total, not government insured/guaranteed	$920	946	897	950	1,045
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$31	35	52	12	11
Real estate mortgage	16	37	53	13	35
Real estate construction	—	18	16	69	97
Total commercial	47	90	121	94	143
Consumer:
Real estate 1-4 family first mortgage (3)	260	327	311	333	354
Real estate 1-4 family junior lien mortgage (3)	83	78	70	88	86
Credit card	364	302	266	308	321
Automobile	73	64	48	41	55
Other revolving credit and installment	93	85	81	86	86
Total consumer	873	856	776	856	902
Total, not government insured/guaranteed	$920	946	897	950	1,045

(1)	PCI loans totaled $3.7 billion, $4.0 billion, $4.0 billion, $4.3 billion and $4.5 billion, at December 31, September 30, June 30, and March 31, 2014, and December 31, 2013, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)
Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP. At the end of second quarter 2014, all government guaranteed loans were transferred to loans held for sale.

Wells Fargo & Company and Subsidiaries
PURCHASED CREDIT-IMPAIRED (PCI) LOANS
Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.
Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.
Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to decreases in interest rate indices and changes in prepayment assumptions), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.
As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.
Substantially all of our PCI loans were acquired from Wachovia on December 31, 2008, at which time we acquired $18.7 billion of commercial and $40.1 billion of consumer PCI loans. The following table provides information for PCI loans by loan class.

	December 31,
(in millions)	2014	2013
Commercial:
Commercial and industrial	$75	215
Real estate mortgage	1,261	1,856
Real estate construction	171	433
Total commercial	1,507	2,504
Consumer:
Real estate 1-4 family first mortgage	21,712	24,100
Real estate 1-4 family junior lien mortgage	101	123
Automobile	—	—
Total consumer	21,813	24,223
Total PCI loans (carrying value)	$23,320	26,727

Wells Fargo & Company and Subsidiaries
CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS
The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference is established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total
Balance, December 31, 2008	$10,410	26,485	4,069	40,964
Addition of nonaccretable difference due to acquisitions	213	—	—	213
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(1,512)	—	—	(1,512)
Loans resolved by sales to third parties (2)	(308)	—	(85)	(393)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(1,605)	(3,897)	(823)	(6,325)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(6,933)	(17,884)	(2,961)	(27,778)
Balance, December 31, 2013	265	4,704	200	5,169
Addition of nonaccretable difference due to acquisitions	13	—	—	13
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(33)	—	—	(33)
Loans resolved by sales to third parties (2)	(28)	—	—	(28)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(129)	(2,094)	(20)	(2,243)
Use of nonaccretable difference due to:
Net recoveries (losses) from loan resolutions and write-downs (4)	(15)	29	17	31
Balance, December 31, 2014	$73	2,639	197	2,909

Balance, September 30, 2014	$114	2,772	196	3,082
Addition of nonaccretable difference due to acquisitions	—	—	—	—
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(6)	—	—	(6)
Loans resolved by sales to third parties (2)	(14)	—	—	(14)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(13)	(140)	(1)	(154)
Use of nonaccretable difference due to:
Net recoveries (losses) from loan resolutions and write-downs (4)	(8)	7	2	1
Balance, December 31, 2014	$73	2,639	197	2,909

(1)
Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases for settlements with borrowers due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.

(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.

(3)	Reclassification of nonaccretable difference to accretable yield will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.

(4)
Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan. Also includes foreign exchange adjustments related to underlying principal for which the nonaccretable difference was established.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS
The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)
Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	132
Accretion into interest income (1)	(11,184)
Accretion into noninterest income due to sales (2)	(393)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	6,325
Changes in expected cash flows that do not affect nonaccretable difference (3)	12,065
Balance, December 31, 2013	17,392
Addition of accretable yield due to acquisitions	—
Accretion into interest income (1)	(1,599)
Accretion into noninterest income due to sales (2)	(37)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	2,243
Changes in expected cash flows that do not affect nonaccretable difference (3)	(209)
Balance, December 31, 2014	$17,790

Balance, September 30, 2014	$17,979
Addition of accretable yield due to acquisitions	—
Accretion into interest income (1)	(416)
Accretion into noninterest income due to sales (2)	(2)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	154
Changes in expected cash flows that do not affect nonaccretable difference (3)	75
Balance, December 31, 2014	$17,790

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES
When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total
Balance, December 31, 2008	$—	—	—	—
Provision for loan losses	1,641	—	107	1,748
Charge-offs	(1,615)	—	(103)	(1,718)
Balance, December 31, 2013	26	—	4	30
Reversal of provision for loan losses	(12)	—	(3)	(15)
Charge-offs	(3)	—	(1)	(4)
Balance, December 31, 2014	$11	—	—	11

Balance, September 30, 2014	8	—	3	11
Provision (reversal of provision) for loan losses	3	—	(3)	—
Recoveries (charge-offs)	—	—	—	—
Balance, December 31, 2014	$11	—	—	11

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	December 31, 2014
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$18,257	77%	$15,001	62%	$11,426	57%
Florida	2,108	87	1,523	59	2,375	71
New Jersey	890	83	768	65	1,527	70
New York	564	77	522	64	714	67
Texas	233	62	206	54	920	50
Other states	4,252	82	3,493	65	6,527	69
Total Pick-a-Pay loans	$26,304		$21,513		$23,489

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2014.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.
NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Commercial:
Legacy Wachovia commercial and industrial and commercial real estate PCI loans (1)	$1,125	1,465	1,499	1,720	2,013
Total commercial	1,125	1,465	1,499	1,720	2,013
Consumer:
Pick-a-Pay mortgage (1)	45,002	46,389	47,965	49,533	50,971
Liquidating home equity	2,910	3,083	3,290	3,505	3,695
Legacy Wells Fargo Financial indirect auto	34	54	85	132	207
Legacy Wells Fargo Financial debt consolidation	11,417	11,781	12,169	12,545	12,893
Education Finance-government guaranteed (2)	—	—	—	10,204	10,712
Legacy Wachovia other PCI loans (1)	300	320	336	355	375
Total consumer	59,663	61,627	63,845	76,274	78,853
Total non-strategic and liquidating loan portfolios	$60,788	63,092	65,344	77,994	80,866

(1)	Net of purchase accounting adjustments related to PCI loans.

(2)	The government guaranteed student loan portfolio was transferred to held for sale at the end of second quarter 2014.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended Dec 31,		Year ended Dec 31,
(in millions)	2014	2013	2014	2013
Balance, beginning of period	$13,481	15,647	14,971	17,477
Provision for credit losses	485	363	1,395	2,309
Interest income on certain impaired loans (1)	(48)	(55)	(211)	(264)
Loan charge-offs:
Commercial:
Commercial and industrial	(161)	(202)	(627)	(739)
Real estate mortgage	(19)	(37)	(66)	(190)
Real estate construction	(2)	(10)	(9)	(28)
Lease financing	(3)	(3)	(15)	(34)
Total commercial	(185)	(252)	(717)	(991)
Consumer:
Real estate 1-4 family first mortgage	(138)	(269)	(721)	(1,439)
Real estate 1-4 family junior lien mortgage	(193)	(291)	(864)	(1,579)
Credit card	(256)	(251)	(1,025)	(1,022)
Automobile	(214)	(182)	(729)	(625)
Other revolving credit and installment	(160)	(195)	(668)	(754)
Total consumer	(961)	(1,188)	(4,007)	(5,419)
Total loan charge-offs	(1,146)	(1,440)	(4,724)	(6,410)
Loan recoveries:
Commercial:
Commercial and industrial	79	95	369	396
Real estate mortgage	44	78	160	226
Real estate construction	28	23	136	137
Lease financing	2	3	8	17
Total commercial	153	199	673	776
Consumer:
Real estate 1-4 family first mortgage	50	74	212	246
Real estate 1-4 family junior lien mortgage	59	65	238	269
Credit card	35	31	161	127
Automobile	82	74	349	322
Other revolving credit and installment	32	34	146	161
Total consumer	258	278	1,106	1,125
Total loan recoveries	411	477	1,779	1,901
Net loan charge-offs (2)	(735)	(963)	(2,945)	(4,509)
Allowances related to business combinations/other	(14)	(21)	(41)	(42)
Balance, end of period	$13,169	14,971	13,169	14,971
Components:
Allowance for loan losses	$12,319	14,502	12,319	14,502
Allowance for unfunded credit commitments	850	469	850	469
Allowance for credit losses (3)	$13,169	14,971	13,169	14,971
Net loan charge-offs (annualized) as a percentage of average total loans (2)	0.34%	0.47	0.35	0.56
Allowance for loan losses as a percentage of total loans (3)(4)	1.43	1.76	1.43	1.76
Allowance for credit losses as a percentage of total loans (3)(4)	1.53	1.82	1.53	1.82

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.

(3)
The allowance for credit losses includes $11 million and $30 million at December 31, 2014 and 2013, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

(4)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Balance, beginning of quarter	$13,481	13,834	14,414	14,971	15,647
Provision for credit losses	485	368	217	325	363
Interest income on certain impaired loans (1)	(48)	(52)	(55)	(56)	(55)
Loan charge-offs:
Commercial:
Commercial and industrial	(161)	(157)	(146)	(163)	(202)
Real estate mortgage	(19)	(11)	(16)	(20)	(37)
Real estate construction	(2)	(3)	(3)	(1)	(10)
Lease financing	(3)	(5)	(3)	(4)	(3)
Total commercial	(185)	(176)	(168)	(188)	(252)
Consumer:
Real estate 1-4 family first mortgage	(138)	(167)	(193)	(223)	(269)
Real estate 1-4 family junior lien mortgage	(193)	(202)	(220)	(249)	(291)
Credit card	(256)	(236)	(266)	(267)	(251)
Automobile	(214)	(192)	(143)	(180)	(182)
Other revolving credit and installment	(160)	(160)	(171)	(177)	(195)
Total consumer	(961)	(957)	(993)	(1,096)	(1,188)
Total loan charge-offs	(1,146)	(1,133)	(1,161)	(1,284)	(1,440)
Loan recoveries:
Commercial:
Commercial and industrial	79	90	86	114	95
Real estate mortgage	44	48	26	42	78
Real estate construction	28	61	23	24	23
Lease financing	2	1	2	3	3
Total commercial	153	200	137	183	199
Consumer:
Real estate 1-4 family first mortgage	50	53	56	53	74
Real estate 1-4 family junior lien mortgage	59	62	60	57	65
Credit card	35	35	55	36	31
Automobile	82	80	97	90	74
Other revolving credit and installment	32	35	39	40	34
Total consumer	258	265	307	276	278
Total loan recoveries	411	465	444	459	477
Net loan charge-offs	(735)	(668)	(717)	(825)	(963)
Allowances related to business combinations/other	(14)	(1)	(25)	(1)	(21)
Balance, end of quarter	$13,169	13,481	13,834	14,414	14,971
Components:
Allowance for loan losses	$12,319	12,681	13,101	13,695	14,502
Allowance for unfunded credit commitments	850	800	733	719	469
Allowance for credit losses	$13,169	13,481	13,834	14,414	14,971
Net loan charge-offs (annualized) as a percentage of average total loans	0.34%	0.32	0.35	0.41	0.47
Allowance for loan losses as a percentage of:
Total loans (2)	1.43	1.51	1.58	1.66	1.76
Nonaccrual loans	96	95	94	93	93
Nonaccrual loans and other nonperforming assets	80	78	77	76	74
Allowance for credit losses as a percentage of:
Total loans (2)	1.53	1.61	1.67	1.74	1.82
Nonaccrual loans	103	101	99	98	96
Nonaccrual loans and other nonperforming assets	85	83	81	80	76

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

(2)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER RISK-BASED CAPITAL COMPONENTS

		Under Basel III (General Approach) (1)				Under Basel I
(in billions)		Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Total equity		$185.3	183.0	181.5	176.5	171.0
Noncontrolling interests		(0.9)	(0.5)	(0.6)	(0.8)	(0.9)
Total Wells Fargo stockholders’ equity		184.4	182.5	180.9	175.7	170.1
Adjustments:
Preferred stock		(18.0)	(18.0)	(17.2)	(15.2)	(15.2)
Cumulative other comprehensive income (2)		(2.6)	(2.5)	(3.2)	(2.2)	(1.4)
Goodwill and other intangible assets (2)(3)		(26.3)	(26.1)	(25.6)	(25.6)	(29.6)
Investment in certain subsidiaries and other		(0.3)	—	(0.1)	—	(0.4)
Common Equity Tier 1 (1)(4)	(A)	137.2	135.9	134.8	132.7	123.5
Preferred stock		18.0	18.0	17.2	15.2	15.2
Qualifying hybrid securities and noncontrolling interests		—	—	—	—	2.0
Other		(0.5)	(0.5)	(0.3)	(0.3)	—
Total Tier 1 capital		154.7	153.4	151.7	147.6	140.7
Long-term debt and other instruments qualifying as Tier 2		25.0	23.7	24.0	21.7	20.5
Qualifying allowance for credit losses		13.2	13.5	13.8	14.1	14.3
Other		0.2	(0.1)	—	0.2	0.7
Total Tier 2 capital		38.4	37.1	37.8	36.0	35.5
Total qualifying capital	(B)	$193.1	190.5	189.5	183.6	176.2
Basel III Risk-Weighted Assets (RWAs) (5)(6):
Credit risk		$1,193.1	1,171.8	1,145.7	1,120.3
Market risk		49.6	51.1	46.8	48.1
Basel I RWAs (5)(6):
Credit risk						1,105.2
Market risk						36.3
Total Basel III / Basel I RWAs	(C)	$1,242.7	1,222.9	1,192.5	1,168.4	1,141.5
Capital Ratios (6):
Common Equity Tier 1 to total RWAs	(A)/(C)	11.04%	11.11	11.31	11.36	10.82
Total capital to total RWAs	(B)/(C)	15.54	15.58	15.89	15.71	15.43

(1)
Basel III revises the definition of capital, increases minimum capital ratios, and introduces a minimum Common Equity Tier 1 (CET1) ratio. These changes are being fully phased in effective January 1, 2014 through the end of 2021 and the capital ratios will be determined using Basel III (General Approach) RWAs during 2014.

(2)
Under transition provisions to Basel III, cumulative other comprehensive income (previously deducted under Basel I) is included in CET1 over a specified phase-in period. In addition, certain intangible assets includable in CET1 are phased out over a specified period.

(3)	Goodwill and other intangible assets are net of any associated deferred tax liabilities.

(4)
CET1 (formerly Tier 1 common equity under Basel I) is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews CET1 along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(5)
Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWAs.

(6)	The Company’s December 31, 2014, RWAs and capital ratios are preliminary.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (ADVANCED APPROACH, FULLY PHASED-IN) (1)(2)

(in billions)	Dec 31, 2014
Common Equity Tier 1 (transition amount) under Basel III		$137.2
Adjustments from transition amount to fully phased-in under Basel III (3):
Cumulative other comprehensive income		2.6
Other		(2.8)
Total adjustments		(0.2)
Common Equity Tier 1 (fully phased-in) under Basel III	(C)	$137.0
Total RWAs anticipated under Basel III (4)(5)	(D)	$1,312.8
Common Equity Tier 1 to total RWAs anticipated under Basel III (Advanced Approach, fully phased-in) (5)	(C)/(D)	10.44%

(1)
CET1 is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews CET1 along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)
The Basel III CET1 and RWAs are estimated based on the Basel III capital rules adopted July 2, 2013, by the FRB. The rules establish a new comprehensive capital framework for U.S. banking organizations that implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in effective January 1, 2014 through the end of 2021.

(3)	Assumes cumulative other comprehensive income is fully phased in and certain other intangible assets are fully phased out under Basel III capital rules.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach intended to replace Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we will be subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. While the amount of RWAs determined under the Standardized and Advanced Approaches has been converging, management’s estimate of RWAs as of December 31, 2014, is based on the Advanced Approach, which is currently estimated to be higher than RWAs under the Standardized Approach, resulting in a lower CET1 compared with the Standardized Approach. Basel III capital rules adopted by the Federal Reserve Board incorporate different classification of assets, with risk weights based on Wells Fargo’s internal models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements.

(5)	The Company’s December 31, 2014, RWAs and capital ratio are preliminary.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth, Brokerage and Retirement		Other (2)		Consolidated Company
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Quarter ended Dec. 31,
Net interest income (3)	$7,576	7,225	3,104	3,133	846	770	(346)	(325)	11,180	10,803
Provision (reversal of provision) for credit losses	518	490	(39)	(125)	8	(11)	(2)	9	485	363
Noninterest income	5,259	5,029	2,950	2,839	2,801	2,668	(747)	(674)	10,263	9,862
Noninterest expense	7,281	7,073	3,307	3,020	2,811	2,655	(752)	(663)	12,647	12,085
Income (loss) before income tax expense (benefit)	5,036	4,691	2,786	3,077	828	794	(339)	(345)	8,311	8,217
Income tax expense (benefit)	1,545	1,373	789	960	314	302	(129)	(131)	2,519	2,504
Net income (loss) before noncontrolling interests	3,491	3,318	1,997	2,117	514	492	(210)	(214)	5,792	5,713
Less: Net income (loss) from noncontrolling interests	56	96	27	6	—	1	—	—	83	103
Net income (loss) (4)	$3,435	3,222	1,970	2,111	514	491	(210)	(214)	5,709	5,610

Average loans (5)	$503.8	502.5	326.8	294.6	54.8	48.4	(36.0)	(32.2)	849.4	813.3
Average assets (5)	974.9	883.6	573.3	509.0	192.2	185.3	(76.6)	(72.1)	1,663.8	1,505.8
Average core deposits	655.6	620.2	292.4	258.5	157.0	153.9	(69.0)	(66.8)	1,036.0	965.8

Year ended Dec. 31,
Net interest income (3)	$29,709	28,839	11,955	12,298	3,179	2,888	(1,316)	(1,225)	43,527	42,800
Provision (reversal of provision) for credit losses	1,681	2,755	(266)	(445)	(50)	(16)	30	15	1,395	2,309
Noninterest income	21,153	21,500	11,527	11,766	11,039	10,315	(2,899)	(2,601)	40,820	40,980
Noninterest expense	28,126	28,723	12,975	12,378	10,907	10,455	(2,971)	(2,714)	49,037	48,842
Income (loss) before income tax expense (benefit)	21,055	18,861	10,773	12,131	3,361	2,764	(1,274)	(1,127)	33,915	32,629
Income tax expense (benefit)	6,350	5,799	3,165	3,984	1,276	1,050	(484)	(428)	10,307	10,405
Net income (loss) before noncontrolling interests	14,705	13,062	7,608	8,147	2,085	1,714	(790)	(699)	23,608	22,224
Less: Net income (loss) from noncontrolling interests	525	330	24	14	2	2	—	—	551	346
Net income (loss) (4)	$14,180	12,732	7,584	8,133	2,083	1,712	(790)	(699)	23,057	21,878

Average loans (5)	$503.2	499.3	313.4	287.7	52.1	46.1	(34.3)	(30.4)	834.4	802.7
Average assets (5)	934.2	835.4	544.2	500.0	189.8	180.9	(74.9)	(70.3)	1,593.3	1,446.0
Average core deposits	642.3	620.1	274.0	237.2	154.9	150.1	(67.6)	(65.3)	1,003.6	942.1

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes corporate items not specific to a business segment and the elimination of certain items that are included in more than one business segment, substantially all of which represents services for wealth management customers provided in Community Banking stores.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.

(5)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
COMMUNITY BANKING
Net interest income (2)	$7,576	7,472	7,386	7,275	7,225
Provision for credit losses	518	465	279	419	490
Noninterest income	5,259	5,356	5,220	5,318	5,029
Noninterest expense	7,281	7,051	7,020	6,774	7,073
Income before income tax expense	5,036	5,312	5,307	5,400	4,691
Income tax expense	1,545	1,609	1,820	1,376	1,373
Net income before noncontrolling interests	3,491	3,703	3,487	4,024	3,318
Less: Net income from noncontrolling interests	56	233	56	180	96
Segment net income	3,435	3,470	3,431	3,844	3,222
Average loans	$503.8	498.6	505.4	505.0	502.5
Average assets	974.9	950.2	918.1	892.6	883.6
Average core deposits	655.6	646.9	639.8	626.5	620.2
WHOLESALE BANKING
Net interest income (2)	$3,104	3,007	2,953	2,891	3,133
Reversal of provision for credit losses	(39)	(85)	(49)	(93)	(125)
Noninterest income	2,950	2,895	2,993	2,689	2,839
Noninterest expense	3,307	3,250	3,203	3,215	3,020
Income before income tax expense	2,786	2,737	2,792	2,458	3,077
Income tax expense	789	824	838	714	960
Net income before noncontrolling interests	1,997	1,913	1,954	1,744	2,117
Less: Net income (loss) from noncontrolling interests	27	(7)	2	2	6
Segment net income	$1,970	1,920	1,952	1,742	2,111
Average loans (4)	$326.8	316.5	308.1	301.9	294.6
Average assets (4)	573.3	553.0	532.4	517.4	509.0
Average core deposits	292.4	278.4	265.8	259.0	258.5
WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$846	790	775	768	770
Provision (reversal of provision) for credit losses	8	(25)	(25)	(8)	(11)
Noninterest income	2,801	2,763	2,775	2,700	2,668
Noninterest expense	2,811	2,690	2,695	2,711	2,655
Income before income tax expense	828	888	880	765	794
Income tax expense	314	338	334	290	302
Net income before noncontrolling interests	514	550	546	475	492
Less: Net income from noncontrolling interests	—	—	2	—	1
Segment net income	$514	550	544	475	491
Average loans	$54.8	52.6	51.0	50.0	48.4
Average assets	192.2	188.8	187.6	190.6	185.3
Average core deposits	157.0	153.6	153.0	156.0	153.9
OTHER (3)
Net interest income (2)	$(346)	(328)	(323)	(319)	(325)
Provision (reversal of provision) for credit losses	(2)	13	12	7	9
Noninterest income	(747)	(742)	(713)	(697)	(674)
Noninterest expense	(752)	(743)	(724)	(752)	(663)
Loss before income tax benefit	(339)	(340)	(324)	(271)	(345)
Income tax benefit	(129)	(129)	(123)	(103)	(131)
Net loss before noncontrolling interests	(210)	(211)	(201)	(168)	(214)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(210)	(211)	(201)	(168)	(214)
Average loans	$(36.0)	(34.5)	(33.5)	(33.1)	(32.2)
Average assets	(76.6)	(74.1)	(74.1)	(74.7)	(72.1)
Average core deposits	(69.0)	(66.7)	(66.9)	(67.7)	(66.8)
CONSOLIDATED COMPANY
Net interest income (2)	$11,180	10,941	10,791	10,615	10,803
Provision for credit losses	485	368	217	325	363
Noninterest income	10,263	10,272	10,275	10,010	9,862
Noninterest expense	12,647	12,248	12,194	11,948	12,085
Income before income tax expense	8,311	8,597	8,655	8,352	8,217
Income tax expense	2,519	2,642	2,869	2,277	2,504
Net income before noncontrolling interests	5,792	5,955	5,786	6,075	5,713
Less: Net income from noncontrolling interests	83	226	60	182	103
Wells Fargo net income	$5,709	5,729	5,726	5,893	5,610
Average loans (4)	$849.4	833.2	831.0	823.8	813.3
Average assets (4)	1,663.8	1,617.9	1,564.0	1,525.9	1,505.8
Average core deposits	1,036.0	1,012.2	991.7	973.8	965.8

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes corporate items not specific to a business segment and the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for wealth management customers provided in Community Banking stores.

(4)
Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
MSRs measured using the fair value method:
Fair value, beginning of quarter	$14,031	13,900	14,953	15,580	14,501
Servicing from securitizations or asset transfers	296	340	271	289	520
Sales	(7)	—	—	—	—
Net additions	289	340	271	289	520
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (1)	(1,016)	251	(876)	(509)	1,048
Servicing and foreclosure costs (2)	(5)	(4)	23	(34)	(54)
Discount rates (3)	—	—	(55)	—	—
Prepayment estimates and other (4)	(78)	6	73	102	(11)
Net changes in valuation model inputs or assumptions	(1,099)	253	(835)	(441)	983
Other changes in fair value (5)	(483)	(462)	(489)	(475)	(424)
Total changes in fair value	(1,582)	(209)	(1,324)	(916)	559
Fair value, end of quarter	$12,738	14,031	13,900	14,953	15,580

(1)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(2)	Includes costs to service and unreimbursed foreclosure costs.

(3)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(4)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior that occur independent of interest rate changes.

(5)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Amortized MSRs:
Balance, beginning of quarter	$1,224	1,196	1,219	1,229	1,204
Purchases	38	47	32	40	64
Servicing from securitizations or asset transfers	43	29	24	14	28
Amortization	(63)	(48)	(79)	(64)	(67)
Balance, end of quarter	$1,242	1,224	1,196	1,219	1,229
Fair value of amortized MSRs:
Beginning of quarter	$1,647	1,577	1,624	1,575	1,525
End of quarter	1,637	1,647	1,577	1,624	1,575

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Servicing income, net:
Servicing fees (1)	$996	919	1,128	1,070	934
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(1,099)	253	(835)	(441)	983
Other changes in fair value (3)	(483)	(462)	(489)	(475)	(424)
Total changes in fair value of MSRs carried at fair value	(1,582)	(209)	(1,324)	(916)	559
Amortization	(63)	(48)	(79)	(64)	(67)
Net derivative gains (losses) from economic hedges (4)	1,334	17	1,310	848	(717)
Total servicing income, net	$685	679	1,035	938	709
Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$235	270	475	407	266

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,405	1,430	1,451	1,470	1,485
Owned loans serviced	342	342	341	337	338
Subserviced for others	5	5	5	5	6
Total residential servicing	1,752	1,777	1,797	1,812	1,829
Commercial mortgage servicing:
Serviced for others	456	440	429	424	419
Owned loans serviced	112	107	109	108	107
Subserviced for others	7	7	7	7	7
Total commercial servicing	575	554	545	539	533
Total managed servicing portfolio	$2,327	2,331	2,342	2,351	2,362
Total serviced for others	$1,861	1,870	1,880	1,894	1,904
Ratio of MSRs to related loans serviced for others	0.75%	0.82	0.80	0.85	0.88
Weighted-average note rate (mortgage loans serviced for others)	4.45	4.47	4.49	4.51	4.52

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
(in billions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Application data:
Wells Fargo first mortgage quarterly applications	$66	64	72	60	65
Refinances as a percentage of applications	52%	40	36	39	42
Wells Fargo first mortgage unclosed pipeline, at quarter end	$26	25	30	27	25

Residential real estate originations:
Wells Fargo first mortgage loans:
Retail	$27	27	25	20	26
Correspondent	16	20	21	16	23
Other (1)	1	1	1	—	1
Total quarter-to-date	$44	48	47	36	50
Total year-to-date	$175	131	83	36	351

(1)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries
CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended			Year ended
(in millions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Dec 31, 2014	Dec 31, 2013
Balance, beginning of period	$669	766	799	899	2,206
Provision for repurchase losses:
Loan sales	10	12	12	44	143
Change in estimate (1)	(49)	(93)	(38)	(184)	285
Total additions (reductions)	(39)	(81)	(26)	(140)	428
Losses	(15)	(16)	(7)	(144)	(1,735)
Balance, end of period	$615	669	766	615	899

(1)	Results from changes in investor demand, mortgage insurer practices, credit and the financial stability of correspondent lenders.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities (1)	Private	Mortgage insurance rescissions with no demand (2)	Total
December 31, 2014
Number of loans	546	173	120	839
Original loan balance (3)	$118	34	31	183
September 30, 2014
Number of loans	426	322	233	981
Original loan balance (3)	$93	75	52	220
June 30, 2014
Number of loans	678	362	305	1,345
Original loan balance (3)	$149	80	66	295
March 31, 2014
Number of loans	599	391	409	1,399
Original loan balance (3)	$126	89	90	305
December 31, 2013
Number of loans	674	2,260	394	3,328
Original loan balance (3)	$124	497	87	708

(1)
Includes repurchase demands of 4 and $1 million, 7 and $1 million, 14 and $3 million, 25 and $3 million, and 42 and $6 million at December 31, September 30, June 30 and March 31, 2014, and December 31, 2013, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller.

(2)
As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private).

(3)
While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.